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                                                                        EX-10.1

                        DIRECTOR NONCOMPETITION AGREEMENT

        This Director Noncompetition Agreement ("Director Agreement"), dated as of October 30, 1997, is between WEST COAST BANCORP ("WCB"), CENTENNIAL HOLDINGS, INC. ("Centennial"), and the undersigned, each of whom is a Director ("Director") of either Centennial or Centennial Bank ("Bank").

                                    RECITALS

A. WCB and Centennial have entered into a Plan and Agreement of Merger ("Merger Agreement"), dated as of October 30, 1997, under which Centennial will merge with and into WCB.

B. The obligation of WCB to consummate the transactions contemplated by the Merger Agreement are conditioned on its receipt of noncompetition agreements from all directors of Centennial and the Bank.

C. WCB, Centennial, and Director believe that the future success and profitability of the Bank require that existing directors of Centennial and the Bank be available to continue to serve as directors of the Bank and not be affiliated in any substantial way with a Competing Business for a reasonable period of time after Closing.

                                    AGREEMENT

        In consideration of WCB's performance under the Merger Agreement, Director agrees as follows:

1. DEFINITIONS. Capitalized terms not defined in this Director Agreement, have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Director Agreement:

        (a) Competing Business. "Competing Business" means any financial institution or trust company that competes or will compete within the Covered Area with WCB, Centennial, the Bank or any of their Subsidiaries. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

        (b) Covered Area. Clackamas, Lincoln, Marion, Multnomah, Polk, Washington, and Yamhill Counties in Oregon State and Clark, Cowlitz, Lewis, Mason, Pierce, and Thurston Counties in Washington State.

        (c) Term. The Term of this Director Agreement begins at Closing. For those directors who remain directors of the Bank for at least one year following Closing (as required by this Director Agreement), the Term ends one year after the Director's service as a director of Centennial, the Bank, WCB, or any affiliate of WCB is terminated. Otherwise, the Term ends two years after Closing.

2. AVAILABILITY. Director will be available to serve, at WCB's request, as a director of the Bank for a period of at least one year after Closing.


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3.      PARTICIPATION IN COMPETING BUSINESS. Except as provided in Sections 6 and 7, during the Term of this Director Agreement, Director will not become involved, directly or indirectly, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder", consultant, agent or representative of a Competing Business.

4. NO SOLICITATION. During the Term of this Director Agreement, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of the Bank, WCB, or any of their Subsidiaries, to leave their employment or (2) any customers of the Bank, WCB, or any of their Subsidiaries to remove their business from the Bank, WCB, or any of their Subsidiaries. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

5. CONFIDENTIAL INFORMATION. During and after the Term of this Director Agreement, Director will not disclose any confidential information of WCB, Centennial, the Bank, or any of their Subsidiaries, obtained by the Director while serving as a director the Bank.

6. EMPLOYMENT OUTSIDE COVERED AREA. Nothing in this Director Noncompetition Agreement prevents the Director from accepting employment outside the Covered Area from a Competing Business, if, during the Term, the
        Director: (a) will not act as an employee or other representative or agent of the Competing Business within the Covered Area and (b) will have no responsibilities for the Competing Business' operations within the Covered Area.

7. PASSIVE INTEREST. Nothing in this Director Agreement prevents the Director from owning 2% or less of any class of security of a Competing Business.

8. REMEDIES. Any breach of this Agreement by Director entitles WCB and Centennial, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

9. GOVERNING LAW AND ENFORCEABILITY. This Director Agreement is governed by Oregon State law. If any court determines that the restrictions set forth in this Director Agreement are unenforceable, the maximum restrictions, term, scope or geographical area that is enforceable will be substituted in place of the unenforceable provisions.

10. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts. All the counterparts will be construed together and will constitute one Agreement.

SIGNED as of October 30, 1997:
Director:

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David Bayley                              Lowell Deguise

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Russell D. Duncan                         Thomas W. Healy

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Richard T. Hoss                           G. Lowell Jarvis

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Jens W. Jorgensen                         Gregg Reichert

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Richard Scott                             Joe L. Snyder

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                                          Norma A. Taylor
WEST COAST BANCORP

By____________________________________
Name: Victor L. Bartruff
Title: President and CEO

CENTENNIAL HOLDINGS, LTD.

By____________________________________
Name: Thomas W. Healy
Title: Chairman and CEO